UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 16, 2014 (June 16, 2014)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 16, 2014, Quality Distribution, LLC and QD Capital Corporation, wholly owned subsidiaries of Quality Distribution, Inc. (the “Company”), provided notice to the indenture trustee for their 9.875% Second-Priority Senior Secured Notes due 2018 (the “2018 Notes”) to redeem $22.5 million in outstanding principal amount of their 2018 Notes on July 16, 2014. The redemption price for the 2018 Notes will equal 100% of the principal amount redeemed, plus accrued but unpaid interest up to the redemption date, plus a 3% premium. This redemption is expected to be funded with borrowings under the Company’s existing senior secured asset-based revolving credit facility and cash on hand.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release of Quality Distribution, Inc. dated June 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: June 16, 2014	By:	/s/ Joseph J. Troy
	Name:	Joseph J. Troy
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press Release of Quality Distribution, Inc. dated June 16, 2014

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